Exhibit 99.2
Transcript

Hanover Capital Mortgage
First Quarter 2007 Earnings Results
May 11, 2007
11:00 a.m. EST

Operator
Greetings, ladies and gentlemen. Welcome to the Hanover Capital Mortgage first quarter earnings results conference call. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. (OPERATOR INSTRUCTIONS)

As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Mr. John Burchett, President and Chief Executive Officer of Hanover Capital Mortgage. Thank you, Mr. Burchett, you may now begin.

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
Thank you, and thank everybody for joining us this morning. Before we begin, I want to remind everyone of our standard disclaimers about forward-looking statements that are contained both in our earnings release that we sent out this morning and our 10-Q for the first quarter we filed yesterday. Again, welcome to the call.

We had a quarter that was a good quarter in terms of earnings; it is good to return to profitability after some of the quarters we had last year and we would expect this is the first of a number of quarters consecutively that we will see positive earnings. Harold McElraft will go through the numbers quickly for us. The numbers for the first quarter include -- still include some noise from the disassociation with the subsidiaries that we had run before, and some other expenses and income that went through continuing operations that while it is properly accounted for as continuing operations, they are items we don't expect will be recurring.

Harold McElraft - Hanover Capital Mortgage Holdings - CFO, Treasurer
Good morning, ladies and gentlemen. The continuing operations of $160,000, $0.02 a share, does in fact have some things that we would not expect to be recurring in the future, all quarters, I guess, and have some noise in them. But this year, with a lot of the activities, we have had some legal settlements, some impairments on some REOs, inventory that we have been trying to eliminate and we also have been trying to allow the technology business to wind down. We had some revenues related to discontinued contracts that have come in. And the net of that is probably close to $0.5 million impact on the current earnings.

The discontinued operations has a $700,000 gain this quarter, net of -- that is a net number. We did recognize $1.3 million gain on the sale of our due diligence business, so that is it pretty much summary wise. Again there is always some noise in the quarters, but this quarter seemed to have more than its fair share.

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
Okay, the numbers, as I say the numbers did have some noise in them and it would have been more positive without that noise. At least I think the message from Harold on that side of it. Given that we are done with the sale and the downsizing of our non REIT operations, our focus as we've said before is to continue to invest in the credit side of the prime residential mortgage market and that will be our only focus going forward.

Within that, we have got a number of goals that we need to get done to increase our earnings as we go forward. We need to be more efficient with our balance sheet in terms of getting more and more of our capital moved into prime assets and we have done that. We have been doing that all along, but we intend to continue to do that.

The balance sheet also can be more efficient through term financing in the sense that we keep a lot of liquidity, and I will talk a little bit about that as I conclude with kind of the market situation, but we do keep a lot of liquidity. And the ability to term out some of our financing would enhance our balance sheet both from a risk point of view and from an earnings point of view. As you know, we have talked about doing a CDO and we were fairly far along with that when we got to the dislocation in the market in the first quarter and we put that on hold temporarily. We think that will be back, but right now, it is on hold.

We also have talked about this before as part of the yield curve, where we sit today, we talked about replacing our agency securities which are a drag on earnings in the sense that it is about a breakeven position to satisfy our 40 Act requirements and we want to replace that with structured whole loan portfolio under our DZ line that we have talked about before, and that is one of the things we have got as a goal to get completed in the near-term.

And the final goal is to increase our capital base and grow the capital base through term financing but not structured term financing on the secured financing but other types of financing so we are looking and working on that right now. Our dividend was announced at $0.15 a share and that is based on what we consider the earnings in the current level of capital in the company, and in what we think would be a more normalized market with respect to spreads and I will speak about that a little bit later.

In terms of growth in the portfolio, why do we think we should grow and grow this Company? If you look at our core investment, for the first quarter we reported 20.22% return on that core investment. That is on page 24 of our Q. That was down significantly from the first quarter of the prior year but that was more a result of the first quarter from the prior year being relatively high -- compared to what we have normally done. If you look on an annualized basis for the prior 3 years which is on page 40 of our 10-K, in 2004, we were at 21.71% return on that portfolio, 2005, 21.56% and 2006, 21.91%, so we have been very consistent and even and in the 20.22% we had in the first quarter this year is consistent with those numbers. And we have been consistent throughout with the change in the shape of the yield curve, and with what has happened in the market.

In the first quarter, we still were able to generate that return, so we think we can continue to do that with a larger portfolio and clearly, our costs to increase that portfolio are very marginal and as long as we can increase our investment at those rates which are more than our cost of capital would be beneficial to our shareholders, so that is our plan on that side.

In terms of our portfolio, Irma Tavares will talk about it quickly in terms of what is in the portfolio but we invest as we have said before, we invest primarily in prime loans and the statistics bear that out. Irma?

Irma Tavares - Hanover Capital Mortgage Holdings - COO
Thank you, John. Yes, what I would like to do is reemphasize the credit quality of our portfolio and just read some statistics that we reported in our 10-K as of December 2006. As of that point in time we had $46.3 billion of loans collateralizing in our primary asset which is our subordinate MBS, representing a little over 86,000 loans. The average current loan balance at that point in time was $537,000 with a weighted average gross coupon rate of 5.486%. The average seasoning of the loan is 16 months with a little over to 50% representing 2005 originations.

The weighted average credit score in our portfolio is 740 with a rated average original loan-to-value of 68.56%, and a current loan-to-value of 67.07%. 92% of the portfolio is/are owner occupied primary residences with 1% investor properties and 7% second homes. In terms of the delinquency ratios as of March 31, 0.9% of our total portfolio was greater than 30 days delinquent, as compared to the sub prime security issuance as reported by LoanPerformance of 22.76% and Alt A securities at 5.68%. Also, all prime securitizations represented 1.14% total delinquencies as compared to our 0.9%. Thank you.

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
Okay, I just might add on that last comparison our portfolio is probably a little younger than the average in the total portfolio, but it does indicate that the 0.9% delinquencies are very small and very manageable. On that point, as we have talked about before up until now we have had very little losses on the portfolio in terms of credit losses. And we would expect they would stay low but we do expect we would have some going forward given the change in the mortgage climate and the housing market climate.

However, if you look on page 19 of our Q on the principal amount of Subordinate bonds versus the carry amount, there are 82 million, 81.7, actually, million of discount in that portfolio and that discount amount of 82 million, the majority of that discount amount, over 50% is what we use as a loan-loss reserve. We don't look at it that based on the way we account for these under 99-20, but we do have that in our calculations for our returns; over half of that 82 million is reserved for losses. So we do expect to have some losses and if we take some losses within our expectations, they would not impact our future earnings on this portfolio.

So again, in terms of our strategy and where we are going we want to continue to focus on the prime sector of the market. We will do it in two ways. We will continue to buy subordinate bonds and we will invest in whole loans as we go-forward and the whole loan side of it we expect to get done this year, hopefully sooner rather than later this year.

Just a couple of comments on the market in general. As everybody knows, the market has been in some turmoil generating primarily from the subprime issues that happened in the first quarter. A number of subprime originators going out of business or going bankrupt, or both, I guess. Contagion has been -- it's not a new word, but it is a word that has been dragged up to describe what may happen here. And we don't think there is any major contagion of or spread of the problems in the subprime to have long-lasting effects on our market.

In terms of the impact that we did have, really were twofold, what happened was that as a result of subprime and the market dislocation, spreads did gap out on the securities that we buy. That is good and bad news. The bad news is that we had some margin calls on our liquidity; the good news on that side is having come through as a firm through '98 we have always kept a very large liquidity, probably too much some times but it was comforting to have. And at the end we went through about two rounds of refunding through our thirty-day repos and at the end of that, we still have excess liquidity on our balance sheet. Money to invest that we can invest. We still have some liquidity beyond that. So we were satisfied that we weren't hurt badly by that in terms of the spreads. The good part of the spreads coming out a little bit is so we can buy assets at a little better price, a little cheaper price, and get a little higher yield as we go-forward.

The second negative impact which we think is temporary and we account for it that way is the fact that our book value declined. I think by about $1.05 down to $5.94 and that is as a result of the mark-to-market in our available for sale category of the securities that we hold. We don't know how soon, we think it is temporary how soon it will come back. If we look historically in the '98, '99 period, the spreads were widest, they gapped out in the end of '98, they stayed fairly wide and actually hit their widest in our sector in the fall of '99. And by the spring of 2000 they were back into more reasonable ranges, so we think it's not going to happen overnight but it is not going to be years, we don't think for it to come back. So we expect that is a temporary effect and things will come back in.

And we do see opportunities. I was at a conference yesterday on housing and we had a couple academic experts and the view on the prime market, prime and jumbo market combined, is that the originations may be down 10%. So we still will see, we think, plenty of product to buy as we go-forward and give us the ability to grow the balance sheet and grow the Company. That is all I had for prepared remarks. I will be glad to take questions.

Operator
Thank you. Ladies and gentlemen, at this time, we will be conducting a question-and-answer session. (OPERATOR INSTRUCTIONS) Stephen Martin, private investor.

<Q>: Hi, John. Good morning. This HanoverTrade, I know Hanover Capital has been sold. Is HanoverTrade still in existence or it isn't even in existence anymore?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
Well, technically we sold assets of the due diligence business so the legal entities are still in existence. We have merged -- previously had merged HanoverTrade and Hanover Capital Partners into a legal entity called HCP2 and that legal entity is still alive. It doesn't do much; it has some technology in there that gets a small amount of technology revenue, but it has very little expenses attached to that, so it is a bit of a cash cow, but not a major factor.

<Q>: Okay, okay. And my second question is, in the press release, you referred to about a half $1 million of legal settlement. Can you -- what did that have to do with?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
It was a legal settlement and a matter that has been disclosed. We had a lawsuit against us by a former employee and that was the settlement -- part of the settlement of that.

<Q>: With that the CFO, the former CFO? Or is that still ongoing?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
No, that was it, yes.

<Q>: That was it? Okay, because okay. So that must have just settled fairly recently then?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
Yes, it was accounted for in the first quarter.

<Q>: Okay, okay. That is what I wanted. Good, thank you.

Operator
David Taylor of David P. Taylor & Company.

<Q>: Thank you. I guess I have two questions. One, on these nonrecurring operating expenses now, okay, the J. Holly Loux suit cost a $0.5 million and now if I heard Harold correctly there was another $0.5 million in selling REO and other related expenses?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
No, I think Harold was talking about the net of the whole thing. It was a positive -- I don't want to give the exact number, but positive in that range, the net of the whole thing. The net of the whole thing without the expenses would have been there, we would have been that much higher in total.

<Q>: The lawsuit was $0.5 million itself, so was there anything else?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
Yes, there were some offsettings; we had some gains on the portfolio and we had some losses on disposition of assets on our HDMF as we wind that portfolio down. Those essentially set each other off, but there were a number of items that we're offsetting. But there was not another $500,000, the total was about that.

<Q>: You and I had a conversation a little while ago and you said there hadn't been public information, the business of public calls, so I am going to ask the question again. What about resets on the adjustable-rate mortgage portfolio? Is there anything you can discuss with us?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
I don't have that in front of me, David, and it's not something we look into. Our resets are primarily -- we have a lot -- we have some 3-1s, a lot of 5-1s, a lot of 7-1s. Our resets tend to be fairly far out in terms of the total portfolio so there is nothing big within the next twelve months in terms of resets. It is not a major thing for us in the way we buy in terms of the discounts we buy these portfolios in terms of where the coupons are. Our coupons as Irma said, on average, were (multiple speakers) --.

Irma Tavares - Hanover Capital Mortgage Holdings - COO
5.48.

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
So that is kind of resultant as a fact as Irma said we have got predominately 2005 collateral and that is where the hybrid ARMS as they are called, the 3-1s, 5-1s and 7-1s were being originated at that time.

Operator
(OPERATOR INSTRUCTIONS) Rob Singel, private investor.

<Q>: Thank you. I wonder if you can speak to your dividend expectations for the rest of this year?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
Yes, I can. The $0.15 dividend, as I said, is dependent on our view, the Company and at the Board level of where we can earn the level of earnings with our current capital base and getting a number of things done that we talked about. To the extent that we are showing progress and getting those things done and moving towards that level, I would think the Board would keep it at the current level. That is a call for the Board, for us on the Board that we make after we review each quarter, so we would review it quarterly. But to the extent that we're making progress on where we are going with the balance sheet changes that I talked about, I would expect that we would keep it at that level.

Operator
David Taylor, David P. Taylor & Company.

<Q>: Thank you. Since you declared the $0.15 dividend for the first quarter, is it reasonable for outside people, such as ourselves listening to this call, to assume that you and the Board think that $0.60 a share for the year, more or less, is a reasonable number?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
No, I would say our view is more towards the earnings power that we get to that run rate but may not reach that absolute number for the year. We look at it more on a run rate basis going forward that we get to that run rate by the end of the year.

<Q>: So you and the Board feel that $0.15 quarters -- I'm talking about earnings now (inaudible) are reasonable prospects for quarters 2, 3, 4?

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
I would say more 3, 4 than 2, 3,4.

<Q>: Okay.

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
It is going to take some time. As I said, we have got a number of things we need to do and we are working on those but that is not all going to happen, so it's going to be a progression not an absolute jump.

<Q>: Okay, well, thank you.

Operator
Thank you, Mr. Burchett, there are no further questions at this time.

John Burchett - Hanover Capital Mortgage Holdings - Chairman, CEO, President
All right, thanks everybody for joining the call. Please feel free to call us or contact us if you have any further questions we can help with, and we appreciate your support. Thank you.

Operator
This concludes today's conference. Thank you for your participation.